EXHIBIT 99.1

        EL PASO'S NOMINEES RE-ELECTED TO BOARD OF DIRECTORS

HOUSTON, TEXAS, JUNE 17, 2003-El Paso Corporation (NYSE: EP) today announced that preliminary results indicate its shareholders have voted to elect the Board's twelve nominees standing for re-election to the Company's Board of Directors at its Annual Meeting held today.
     Ronald L. Kuehn, Jr., chairman and chief executive officer of El Paso, said, "El Paso would like to thank all of its shareholders for voting on this important issue and making their voices heard about the future of their company.
     "Today's outcome indicates that our shareholders recognize the steady progress the company has made in accomplishing the objectives laid out in our operational and financial plan. Our Board has demonstrated its commitment to restoring the value inherent in this company's world-class asset base and we look forward to their continued involvement.
     "We would also like to thank our employees for their continued dedication during this proxy contest and urge them to continue to focus on El Paso's strengths.
     "The efforts of both sides during this proxy contest are a testament to each group's interest in and commitment to the future of El Paso."
     Prior to the closing of the polls at the Annual Meeting, all proxy cards received by El Paso were turned over to the independent inspectors of election. The inspectors will prepare a preliminary vote count after which both sides will have an opportunity to examine the tabulation. It is expected that the final results should be certified shortly. El Paso will publicly announce the results of the election once they are finalized.
     El  Paso  Corporation is the leading provider of  natural  gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.
  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.


ADDITIONAL IMPORTANT INFORMATION
This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

                                ###

Contacts:

Communications and
  Government Affairs                        Investor Relations
Norma F. Dunn                               Bruce L. Connery
Senior Vice President                       Vice President
Office:  (713) 420-3750                     Office:  (713) 420-5855
Fax:     (713) 420-3632                     Fax:     (713) 420-4417

                        Alternate Contacts
                      Joele Frank/Dan Katcher
              Joele Frank, Wilkinson Brimmer Katcher
                      Office: (212) 355-4449
                        Fax: (212) 355-4554